Exhibit 99.2

LiveXLive Media to Announce Fourth Quarter and Fiscal 2019 Financial Results on June 13, 2019

WEST HOLLYWOOD, CA – June 6, 2019 -- LiveXLive Media, Inc. (NASDAQ: LIVX) (“LiveXLive”), a global digital media company focused on live entertainment, plans to announce its operating and financial results for the fiscal year ended March 31, 2019 before the open of the U.S. financial markets on Thursday, June 13, 2019.

LiveXLive’s senior management will provide a business update and discuss its financial results in a live conference call and audio webcast beginning at 5:30a.m. Pacific time / 8:30a.m. Eastern time on Thursday, June 13, 2019.

Conference Call & Webcast Information

WHEN: Thursday, June 13 at 5:30a.m. Pacific time / 8:30a.m. Eastern time

DOMESTIC DIAL-IN: 844-746-0736

INTERNATIONAL DIAL-IN: 412-317-0796

For those unable to participate in the live conference call or webcast, a replay will be available until June 20, 2019. To access the replay, dial 877-344-7529 or 412-317-0088. The replay passcode is: 10132300. An archived webcast of the conference call can be accessed on the Investor Relations section of LiveXLive’s website at http://ir.livexlive.com/upcoming-events.

About LiveXLive Media, Inc.

LiveXLive Media, Inc. (NASDAQ: LIVX) (the “Company”) is a global digital media company focused on live entertainment. The Company operates LiveXLive, one of the industry’s leading live music video streaming platforms; and also produces original music-related content. LiveXLive is the first ‘live social music network’, delivering premium livestreams, digital audio and on-demand music experiences from the world’s top music festivals and concerts, including Rock in Rio, EDC Las Vegas, Hangout Music Festival, and many more. LiveXLive also gives audiences access to premium original content, artist exclusives and industry interviews. The Company also operates a social influencer network, LiveXLive Influencers. The Company is headquartered in West Hollywood, CA. For more information, visit us at www.livexlive.com and follow us on Facebook, Instagram and Twitter at @livexlive.

Investor Contact:

Alex Wellins

The Blueshirt Group

ir@livexlive.com